EXECUTION VERSION

SECOND MODIFICATION TO REVOLVING LINE OF CREDIT NOTE

THIS SECOND MODIFICATION TO REVOLVING LINE OF CREDIT NOTE (this "Modification") is entered into as of December 3, 2012, by and between PLANTRONICS, INC., a Delaware corporation ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank").

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of (i) that certain Credit Agreement, dated as of May 9, 2011 (the ''Credit Agreement") between Borrower and Bank, and (ii) that certain Revolving Line of Credit Note in the original principal amount of One Hundred Million Dollars ($100,000,00.00), executed by Borrower and payable to the order of Bank, dated as of May 9, 2011 (as amended, restated, modified and/or supplemented prior to the date hereof, the "Note").

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1. The name "Colleen Martin-Garcia," appearing in paragraph (b) of the Section of the Note entitled ''BORROWING AND REPAYMENT" is hereby replaced with the name "Kris Diamond."

2. The effective date of the changes set forth herein shall be December 3, 2012.

3. Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

4. Borrower certifies that as of the date of this Modification, and after giving effect to this Modification, there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

PLANTRONICS, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Pam Strayer	By:	/s/ Marci Davis
Name:	Pam Strayer	Name:	Marci Davis
Title:	SVP & CFO	Title:	VP, Relationship Manager